EXHIBIT 99.1

Camelot Retains Oracle Consultants for Market Awareness

Universal City, CA – (September 9, 2010) Camelot Entertainment Group, Inc. (OTCBB: CMGR) (“Camelot”) announced today that it has retained Oracle Consultants, LLC (“Oracle”) to assist Camelot in developing its market awareness programs in order to keep stockholders and the public better informed about ongoing activities involving Camelot.

Oracle, through its WallStreet Awareness division, has been instrumental in helping Camelot communicate with the public and its stockholders as it continues to expand its distribution activities within Camelot Distribution Group and DarKnight Pictures.

ABOUT CAMELOT ENTERTAINMENT

Camelot Entertainment Group, Inc. (www.camelotent.com) is a US publicly traded company (OTCBB: CMGR) with four divisions: Camelot Film Group, Camelot Distribution and DarKnight Pictures, Camelot Studio Group and Camelot Production Services Group. Camelot is building a different kind of motion picture studio infrastructure by redefining the development, financing, production, and distribution process. Camelot is a member of the Independent Film & Television Alliance (IFTA).

ABOUT ORACLE CONSULTANTS

Oracle Consultants, LLC has two divisions, OTCSHUB and WallStreet Awareness (www.otcshub.com). OTCSHUB is a financial and investor relations website committed to covering the Micro-Cap and Small-Cap market space including Pink Sheets and OTCBB stocks. OTCSHUB publishes a daily market newsletter highlighting some of the most active Micro-Cap and Small-Cap stocks.  For more information, contact Randy Hamdan at 313-768-7899 or info@otcshub.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission reports and filings.

Certain statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made.

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Contact:
Jonathon Russo
Camelot Entertainment
stockholders@camelotfilms.com
(772) 919-8747

Media Contact:
Jessica Kelly
Camelot Distribution
Jessica@camelotfilms.com
(818) 308-8858